Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Merchants Bancshares, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-41051 and No. 333-151572), Form S-3D (No. 333-20375), Form S-8 (No. 333-34871, No. 333-34869, No. 333-151424, and No. 333-151425), and Form S-8 (No. 333-18845) as amended by Post Effective Amendment No. 1 on Form S-8/A, of Merchants Bancshares, Inc. of our reports dated March 5, 2013, with respect to the consolidated balance sheets of Merchants Bancshares, Inc. and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of income, comprehensive income, changes in shareholder’s equity, and cash flows for each of the years in the three-year period ended December 31, 2012, and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 annual report on Form 10-K of Merchants Bancshares, Inc.

/s/ KPMG, LLP

Albany, New York

March 5, 2013